EXHIBIT 99.1

ASHFORD
Third Quarter 2019 Conference Call
October 31, 2019
11 a.m. CT

Introductory Comments - Jordan Jennings

Good day everyone and welcome to today’s conference call to review results for Ashford for the third quarter of 2019 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and CEO; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Co-President and Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on October 30, 2019 and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the third quarter of 2019 with the third quarter of 2018.

I will now turn the call over to Monty. Please go ahead, sir.

Introduction - Monty Bennett

Good morning, and welcome to our call to discuss our financial results for the third quarter of 2019. I will begin by giving a brief overview of our quarterly results and then will discuss our recently announced formation of Ashford Securities, a dedicated platform to raise capital. I will also provide an update on our agreement to acquire the Hotel Management business of privately-held Remington Holdings as well as discuss our stock repurchases from Ashford Trust and Braemar. I will conclude with an update on our investor outreach efforts. Afterward, Deric will review our financial results, Jeremy will provide an update regarding our strategic investments as well as other initiatives, and then we will open it up for Q&A.

We delivered strong operating and financial performance in the third quarter and are pleased with the groundwork we are laying for the continued success of our platform. For the quarter, revenues increased by 37%, Adjusted EBITDA was $8.4 million, which reflects 104% growth over the prior-year quarter, and Adjusted Net Income per share was $1.58, which reflects 111% growth over the prior-year quarter. Ashford Inc. is a growth platform, and we are pleased with these strong results and believe they demonstrate the benefits of our strategy.

Last week, our shareholders approved the acquisition of the Hotel Management business of Remington Holdings, and we are working to close that transaction on or around November 6th. Once we close that transaction, all of the pieces will be in place to significantly grow our business. We have a one-of-a-kind, unique structure, that no one else in our space has. With our existing advised REIT platforms and our growing stable of products and services businesses, we are uniquely positioned to grow and create value for our shareholders. We have two main strategies for growth: Increase our AUM thereby growing our advisory and services businesses; and separately have our service businesses pursue third party growth.

One of the ways we plan to grow our AUM is through the creation of Ashford Securities. During the quarter, we announced the formation of Ashford Securities LLC, a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly-differentiated, alternative investment products. Types of capital raised may include, but are not limited to, preferred equity, convertible preferred equity, mezzanine debt, or non-traded REIT common equity for future platforms. We believe it’s a natural fit for us. Additionally, given Ashford’s broad experience and ability to execute on many different types of lodging strategies, we believe we have a unique opportunity for new investors. Also, having a dedicated fundraising platform will provide Ashford and its advised platforms an additional source of capital that is not dependent on the traditional publicly-traded capital markets. Following registration with the Financial Industry Regulatory Authority and other regulatory authorities, we expect to begin raising capital late in the first half of next year. We are excited to pursue a fresh source of capital that will help us prudently grow all our platforms over the long term and increase shareholder value.

Regarding our agreement to acquire the Hotel Management business of privately-held Remington Holdings, we are on the verge of closing this transaction. The transaction will immediately add scale, diversification and an enhanced competitive position for Ashford in the hospitality industry. It will also expand the breadth of services we offer to our advised REITs. Heretofore, Remington has not pursued third-party business. Remington recently hired an executive to spearhead third-party growth, and we are excited about the prospects to grow this part of the business post-closing of the transaction.

Strategically, after the completion of this transaction, we will add hotel property management to our stable of hotel-related businesses, which already includes our asset management business, Premier Project Management, PURE Wellness, OpenKey, JSAV, RED Hospitality & Leisure, and Lismore Capital. Now, when our advised REIT platforms acquire hotels, we will have the exclusive right to provide all of these services to those hotels. These services include hotel asset management, hotel property management, project management, design, architecture, procurement, construction management, audio/visual services, financing services, advisory services, property sales services, mobile room-key services, hypoallergenic hotel rooms, and watersports activities.

In early October, we announced the repurchase of 412,974 shares of our common stock from Ashford Trust and Braemar. Deric will provide additional details, but we are extremely pleased to complete this transition, as we believe acquiring this significant block of approximately 16% of our common stock for $30 per share is in the best interest of our shareholders and we believe will provide substantial long term accretion. Given our track record at Ashford Hospitality Trust during the global financial crisis, we clearly understand the benefits of share repurchases and remain committed to actively pursuing prudent capital management strategies. Additionally, both Ashford Trust and Braemar have announced plans to distribute their remaining shares of Ashford Inc. to their respective shareholders and unitholders before the closing of the Remington transaction.

Ashford currently advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together own 131 hotels with approximately 29,000 rooms and approximately $8.1 billion of gross assets as of September 30, 2019.

Ashford has a high-growth, fee-based business model with a diversified platform of multiple fee generators. We believe it to be a scalable platform with attractive margins. Additionally, it has a very stable cash flow base as the advisory agreements with the REITs stipulate that the base fee is maintained at a level of at least 90% of the previous year’s base fee.

We have a fee structure in place that incentivizes Ashford to create shareholder value at its advised REIT platforms. With our base fee driven by their share price performance, and our incentive fee based on total shareholder return outperformance versus their REIT peers, our management team’s primary focus is maximizing returns.

We continue to be excited for all of our strategic investments, and we are optimistic about the prospects for our two advised REIT platforms. We also believe that our hospitality service businesses are well positioned to initiate meaningful growth both through our advised REITs as well as third-party channels. We see great opportunity for this platform to grow and deliver superior returns to our shareholders by adding additional investment platforms as well as investing in, or incubating, other hospitality-related businesses.

On the investor relations front, we believe having an active investor outreach effort and broadening our investor base are important areas of focus. To that end, since the beginning of 2019, we have held over 300 meetings with sell-side analysts, existing shareholders and potential shareholders and a few weeks ago we held our annual Ashford Investor Day in New York. It was very well attended and gave us the opportunity to share the Ashford story and strategy with a number of existing and potential investors. Over the coming months, we plan to attend a number of investor conferences targeting a wide range of investors, from small and mid-cap-focused funds, to industry-dedicated investors, as well as to family offices and retail holders. We believe exposure at these conferences will provide further opportunity to tell our story and provide a meaningful dialogue with potential investors which should, in turn, continue to have a positive impact on expanding our investor base.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Monty.

Net loss attributable to common stockholders for the third quarter was $9.4 million, or $3.94 per diluted share, compared with net income of $1.4 million, or $0.18 per diluted share, for the prior-year quarter.

For the third quarter, total revenues were $56.9 million, reflecting a 36.9% growth rate over the prior-year quarter.

Adjusted EBITDA for the third quarter was $8.4 million, reflecting a 104.1% growth rate over the prior-year quarter. Adjusted net income for the third quarter was $7.0 million or $1.58 per diluted share, which reflected a growth rate of 110.7% over the prior-year quarter.

In early October, we announced the repurchase of 412,974 shares of our common stock from Ashford Trust and Braemar for $30 per share, resulting in a total cost of approximately $12.4 million. This stock purchase represented approximately 16% of the Company’s common shares outstanding. Due to the parameters of the private letter ruling received from the Internal Revenue Service, the Company was only able to acquire the shares held by Ashford Trust’s and Braemar’s taxable REIT subsidiaries. Subsequently, both Ashford Trust and Braemar announced plans to distribute their remaining shares of Ashford to their respective shareholders and unitholders. Those distributions are expected to be completed on November 5, 2019 to shareholders of record as of October 29, 2019.

At the end of the third quarter, the Company had $33.2 million in corporate cash, and we currently have a fully diluted equity market capitalization of approximately $56 million.

Also, as of September 30, 2019, the Company had 3.0 million fully diluted total shares of common stock and units. At September 30, we had 2.6 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation program, and the balance relates to the GAAP treatment for in-the-money stock options, put options associated with the minority interests of our strategic investments, and some restricted stock. In our financial results, we also include 1.45 million common shares from our Series B convertible preferred stock.

During the quarter, we purchased $8.9 million of FF&E from Braemar as part of our ERFP commitment associated with its acquisition of the Ritz-Carlton Lake Tahoe.

I will now turn the call over to Jeremy to discuss our strategic investments and other initiatives.

Strategic Investments & Other Initiatives - Jeremy Welter

Thank you, Deric.

We are excited to provide updates on our Hospitality Products & Services businesses and their strong results and accomplishments during the third quarter. To explain this strategy more fully: our Products & Services initiative is a unique investment strategy in the hospitality industry, where we strategically invest in operating companies that service the industry, and we act as an accelerator to grow these companies. In doing so, we believe we are able to establish synergies for our hotel platforms, providing attractive pricing and higher levels of service than they would receive from a third-party vendor. We are also able to grow our portfolio companies in a number of ways: by referring them to the hotels owned by our advised REITs, by leveraging our vast industry relationships, and by consulting on best operating practices.

We are very excited to discuss more about Ashford Securities, our new capital raising platform that was recently announced. Jay Steigerwald was appointed as President and Head of Distribution of Ashford Securities. Most recently, Jay was an executive at W. P. Carey Inc. for nine years and was instrumental in raising $7 billion of fresh capital by building strong relationships with the broker-dealer community. We are currently in the process of hiring other key executives and support staff as the full team continues to be developed. Ashford Securities believes the key to success is to offer a differentiated investment strategy, hire the best people in the industry, build excellent relationships with our distribution partners, and provide exceptional service and support to all our stakeholders. Ashford Securities anticipates filing its first offering in the fourth quarter and anticipates fundraising to begin late in the second quarter of 2020. Longer-term, we believe there is a substantial opportunity to offer different types of product structures and strategies all with the goal of providing differentiated alternative investment products to retail investors looking to diversify their portfolios. In short, we are excited to pursue a fresh source of capital that will help us grow all our platforms over the long term all with the goal of increasing shareholder value.

Premier Project Management provides comprehensive and cost-effective design, development, architecture, procurement, and project management services to the hospitality industry. Through our first full year of ownership, we have been focused on executing several initiatives and branding exercises to accelerate growth and profitability over the long-term. Premier’s new architecture service, which was launched in February 2019, generated $422,000 of revenue in the third quarter and $1.6 million of revenue for the year-to-date period through the third quarter. Donald Kelly was appointed as Co-Chief Executive Officer in May and continues to focus on opportunities to expand Premier’s services to other owners, property managers, and institutions in the hospitality industry. Initial market feedback has been very positive given the company’s unique value proposition and comprehensive project management services. To that end, Premier has approximately $400 million in total project renovations in the pipeline related to third-party business including opportunities to be the exclusive project manager for several large hospitality ownership groups. Financial results for the third quarter include revenue of $7.9 million and Adjusted EBITDA of $3.7 million. For the year to date period through the third quarter, Premier generated $23.4 million of revenue and $11.0 million of Adjusted EBITDA. We continue to see significant opportunities going forward for this business.

JSAV is a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration. We continue to see outstanding growth at the company with revenue up 54% in the third quarter compared to the prior-year period and 36% for the year-to-date period through the third quarter compared to the prior-year period. Additionally, the company’s acquisition of BAV in the first quarter of 2019 is already providing meaningful upside with BAV revenue up 48% in the third quarter compared to the prior-year period. Furthermore, BAV Adjusted EBITDA is up 52% through our first full two quarters of ownership compared to the prior-year period. Overall, the company continues to see success from the implementation of many initiatives over the past year with Adjusted EBITDA up $2.1 million in the third quarter compared to the prior-year period highlighting the great team we have at JSAV, from our executive management leaders to our associates in the field. We remain focused on additional initiatives being implemented to support future growth and profitability, including integrating a new executive management team highlighted by CEO Chuck Bauman, retooling the company’s Show Services business unit to optimize performance, integrating and optimizing BAV sales processes and cost sharing, and optimizing the continuing ramp-up of newly-transitioned hotels. We remain excited about the opportunity to optimize performance going forward and continue to grow profitability.

We also continue to see positive results from integrating JSAV into Ashford asset-managed hotels with average revenue per group room night up 29.7%, and average customer satisfaction scores up 9.5% from the prior AV provider, highlighting JSAV’s incredible service level. In the third quarter, JSAV executed one new non-Ashford hotel contract and two new Ashford hotel contracts increasing the number of multi-year contracts in place with hotels and convention centers to 93 compared to 59 at the end of 2017, representing 58% growth. We have engaged JSAV at 28 hotels owned by our advised REITs, and we expect to have JSAV in more Ashford hotels by the end of the year. After JSAV partners with a hotel, it can take a year or two for AV operations to ramp up, so we believe there are still significant growth opportunities for JSAV at our hotels. We see a tremendous opportunity for integrating JSAV into more hotels in the U.S. and internationally given the company’s outstanding reputation as a leading service provider in the industry.

RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Key West. We continue to see significant ramp of the company’s USVI operations, including the ferry transportation services and beach and watersports services to the Westin St. John, beach and watersports services to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel, and increased direct bookings and private charter business. In the third quarter, the company generated $1.7 million of revenue, representing 526% growth over the prior-year period, and $419,000 of Adjusted EBITDA. Year-to-date through the third quarter, the company generated $5.2 million of revenue and $1.3 million of Adjusted EBITDA representing 466% and 752% growth, respectively, over the prior-year period. Additionally, the company continues to ramp up integration of its acquisition of Sebago in the third quarter with stub period revenue of $1.2 million and Adjusted EBITDA of $346,000 in the quarter. We remain optimistic about the growth outlook for RED Hospitality going forward.

Moving on to OpenKey. OpenKey continues to lead the market in mobile keyless entry with strong sales and revenue growth. With a strong base of hotels in the independent segment, OpenKey has expanded its scope to include in-depth discussions with several of the largest hotel brands regarding powering their mobile key initiatives. These brands would use OpenKey technology within their branded loyalty platforms to add keyless entry as a utility to increase guest engagement. The ability to offer a brand-level solution has been facilitated by the creation and introduction of a universal upgrade module that adds mobile key capability to any guest room lock at the lowest cost available today. This technology innovation will allow brands to upgrade thousands of hotels with older locks that have no other option available. The universal upgrade module is sold as supporting hardware to the OpenKey mobile key service, creating an additional revenue stream for the company.

While we continue to remain active in evaluating additional investments in operating companies, the pace of these investments will be slowing and our attention will be focused on growing our existing businesses.

That concludes our prepared remarks, and we will now open the call up for Q&A.

Monty Bennett

Thank you for joining us on our third quarter earnings call and we look forward to speaking with you again on our next call.

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